Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (No. 333-___) on Form S-8 pertaining to the Golden Enterprises, Inc. 2014 Long Term Incentive Plan of our reports dated August 7,2014, with respect to the consolidated financial statements of Golden Enterprises, Inc., included in its Annual Report (Form 10-K) for the year ended May 30, 2014, filed with the Securities and Exchange Commission.

Dudley Hopton-Jones, Sims & Freeman, PLLP
Birmingham, Alabama
January 8, 2015

Exhibit Page 2